Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-________) pertaining to the City Holding Company 1993 Stock Incentive Plan of our report dated February 5, 1999, with respect to the consolidated financial statements of City Holding Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.






Charleston, West Virginia                       /s/ Ernst & Young LLP
September 20, 1999